As filed with the Securities and Exchange Commission on October 19, 2010
Registration No. 333-169650

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
AMENDMENT NO. 3
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAL Education Group
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

18/F, Hesheng Building
32 Zhongguancun Avenue, Haidian District
Beijing 100080
People’s Republic of China
+86 (10) 5292 6669
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road, Central Hong Kong +852 3740 4700	Alan Seem, Esq. Shearman & Sterling LLP 12th Floor, East Tower, Twin Towers B-12 Jianguomenwai Dajie, Beijing 100022 People’s Republic of China +86 (10) 5922 8000

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

			Proposed maximum
Title of each class of	Amount to be	Proposed Maximum	aggregate	Amount of
securities to be registered	Registered(1)(2)	Offering Price Per Share(2)	offering price(2)	registration fee
Class A common shares, par value $0.001 per share(1)(3)	27,600,000	$5.00	$138,000,000	$9,839.00(4)

(1)	Includes 3,600,000 Class A common shares that may be purchased by the underwriters to cover over-allotments, if any. Also includes Class A common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A common shares are not being registered for the purpose of sales outside the United States.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(3)	American depositary shares issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-169777). Each American depositary share represents two Class A common shares.

(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibits 5.1, 8.1, 8.2 and 8.3 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, willful default or fraud.

Pursuant to the indemnification agreements the form of which has been filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including restricted shares and options to acquire our common shares, if any). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Underwriting
	Date of Sale or	Number of		Discount and
Purchaser	Issuance	Securities	Consideration	Commission

Bangxin Zhang	January 24, 2008	565 common shares	Par Value	N/A
Yundong Cao	January 24, 2008	260 common shares	Par Value	N/A
Yachao Liu	January 24, 2008	100 common shares	Par Value	N/A
Yunfeng Bai	January 24, 2008	75 common shares	Par Value	N/A
Bangxin Zhang	January 22, 2009	67,799,435 common shares	Par Value	N/A
Yundong Cao	January 22, 2009	31,199,740 common shares	Par Value	N/A
Yachao Liu	January 22, 2009	11,999,900 common shares	Par Value	N/A
Yunfeng Bai	January 22, 2009	8,999,925 common shares	Par Value	N/A
KTB/UCI China Ventures II Limited	February 12, 2009	5,000,000 Series A preferred shares	$5,000,000	N/A
Employees	July 26, 2010	5,419,500 restricted shares	Par Value	N/A

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

See the Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iii) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)  Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on October 19, 2010.

TAL Education Group

By:	/s/ Bangxin Zhang

Name:	Bangxin Zhang
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on October 19, 2010.

Signature		Title

/s/ Bangxin Zhang Bangxin Zhang		Chairman and Chief Executive Officer (principal executive officer)

* Yundong Cao		Director and President

/s/ Joseph Kauffman Joseph Kauffman		Chief Financial Officer (principal financial and accounting officer)

* By	/s/ Joseph Kauffman Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of TAL Education Group, has signed this Registration Statement or amendment thereto in New York, on October 19, 2010.

Authorized U.S. Representative

By:	/s/ Kate Ledyard

Name:	Kate Ledyard, on behalf of Law Debenture Corporate Services Inc.
Title:	Manager

TAL EDUCATION GROUP

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1†	Form of Underwriting Agreement
3	.1†	Third Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect
3	.2†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant as effective upon closing of this offering
4	.1†	Form of Class A common share certificate
4	.2†	Form of American depositary receipt evidencing American depositary shares (included in Exhibit 4.3)
4	.3†	Form of Deposit Agreement between the Registrant and the depositary
4	.4†	Amended and Restated Shareholders’ Agreement among the Registrant, the Series A preferred holder, Tiger Global Five China Holdings and other parties thereto, dated August 12, 2009
5.1		Opinion of Maples and Calder, the Cayman Islands counsel to the Registrant, regarding the issue of shares being registered
8.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. federal tax matters
8.2		Opinion of Maples and Calder regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.3		Opinion of Tian Yuan Law Firm regarding certain PRC law matters
10	.1†	2010 Share Incentive Plan
10	.2†	Share Purchase Agreement among the Registrant, the Series A preferred holder and other parties thereto, dated February 12, 2009
10	.3†	Share Purchase Agreement among the Registrant, KTB China Optimum Fund, Tiger Global Five China Holdings and other parties thereto, dated August 12, 2009
10	.4†	Assumption Agreement between the Registrant and KTB China Optimum Fund, dated September 4, 2009
10	.5†	Form of Indemnification Agreement with the Registrant’s directors and officers
10	.6†	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant
10	.7†	English translation of Exclusive Business Cooperation Agreement among TAL Education Technology (Beijing) Co., Ltd., Beijing Xueersi Education Technology Co., Ltd., Beijing Xueersi Network Technology Co., Ltd., Bangxin Zhang, Yundong Cao, Yachao Liu, Yunfeng Bai, and other parties thereto, dated June 25, 2010
10	.8†	English translation of Call Option Agreement among TAL Education Technology (Beijing) Co., Ltd., Beijing Xueersi Education Technology Co., Ltd., Beijing Xueersi Network Technology Co., Ltd., Bangxin Zhang, Yundong Cao, Yachao Liu and Yunfeng Bai, dated February 12, 2009
10	.9†	English translation of Equity Pledge Supplemental Agreement among TAL Education Technology (Beijing) Co., Ltd., Beijing Xueersi Education Technology Co., Ltd., Bangxin Zhang, Yundong Cao, Yachao Liu and Yunfeng Bai, dated June 25, 2010
10	.10†	English translation of Equity Pledge Supplemental Agreement among TAL Education Technology (Beijing) Co., Ltd., Beijing Xueersi Network Technology Ltd., Bangxin Zhang, Yundong Cao, Yachao Liu and Yunfeng Bai, dated June 25, 2010
10	.11†	English translation of Powers of Attorney by Bangxin Zhang, Yundong Cao, Yachao Liu and Yunfeng Bai, dated August 12, 2009
21	.1†	Subsidiaries of the Registrant
23	.1†	Consent of Deloitte Touche Tohmatsu CPA Ltd.
23.2		Consent of Maples and Calder (included in Exhibit 5.1)
23.3		Consent of Tian Yuan Law Firm (included in Exhibit 8.3)
23	.4†	Consent of iResearch Consulting Group
23	.5†	Consent of American Appraisal China Limited
23	.6†	Consent of Jane Jie Sun, an independent director appointee
23	.7†	Consent of Wai Chau Lin, an independent director appointee

Exhibit
Number		Description of Document

23.8		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
24	.1†	Powers of Attorney (included on the signature page of this registration statement)
99	.1†	Code of Business Conduct and Ethics of the Registrant

†	Filed previously.